Financial Results First Quarter 2021 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. The COVID-19 pandemic continues to impact general business and economic conditions as well as our customers, counterparties, employees, and third-party service providers. Continued uncertainty in market conditions could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. The ultimate magnitude and duration of the pandemic is still unknown at this time, therefore, the extent of the impact on our business, financial position, results of operations, liquidity and prospects remains uncertain. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non- GAAP Financial Measures.” 2

First Quarter 2021 Highlights 3 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Loans and Deposits  Total portfolio loan balance comparable to 4Q20  Public finance, construction and SBA (PPP) experienced growth from 4Q20  Non-time deposit balances increased 3.4% from 4Q20 while CDs were down 8.9% Profitability and Capital  ROAA of 1.02% and ROATCE of 12.79%1  Tangible common equity / tangible assets increased 43 bps from 4Q20 to 8.12%1  Regulatory capital ratios increased from 4Q20 and remain strong Key Operating Trends  Cost of interest-bearing deposits declined 17 bps from 4Q20 to 1.12%  FTE net interest margin increased 27 bps from 4Q20 to 2.18%1  SBA loan sales contributed $1.7 million of fee revenue  Asset quality remained stable with NPAs to total assets of 0.34% Earnings  Diluted EPS of $1.05, up 69.4% from 1Q20  Quarterly net income of $10.5 million, up 73.6% from 1Q20  Total revenue of $28.9 million, up 36.1% from 1Q20

Meaningful Outperformance vs. Peers 4 1 Change from 4Q19 – 4Q20; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile; peer data includes FTE net interest margin data if available 2 Change from 3/31/2020 – 3/31/2021; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile 3 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin Change1 (in bps) Share Price % Change2 Deposit Cost Change1 (in bps) Revenue % Change1 13% 40% 52% $3 - $7bn asset banks Top quartile INBK -53 -85 -107 $3 - $7bn asset banks Top quartile INBK 64% 109% 115% $3 - $7bn asset banks Top quartile INBK -24 24 24 $3 - $7bn asset banks Top quartile INBK Deposit costs declined 112 bps Y-o-Y in 1Q21 FTE NIM expanded 53 bps YoY in 1Q213 Revenue rose 36% Y-o-Y in 1Q21 Source: S&P Global Market Intelligence

Near-term Profitability Drivers Continued deposit repricing opportunity combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin Annual interest expense savings of approximately $25 million expected for 2021 SBA platform is hitting its stride following last year’s accelerated sales and operations hiring SBA gain on sale revenue expected to be in the range of $14 – $15 million for 2021 Mortgage banking revenue expected to remain solid in the near-term Credit trends remain favorable with asset quality metrics among the industry’s best – relatively low levels of nonperforming loans and net charge-offs 5

Loan Portfolio Overview  Total loan portfolio balance was comparable to 4Q20, and up $166.6 million, or 5.8%, year-over-year  Commercial loan balances increased $4.1 million, or 0.2%, compared to 4Q20 driven primarily by growth in public finance, construction and small business/PPP, partially offset by prepayment activity in healthcare finance and single tenant lease financing  Consumer loan balances declined $4.0 million, or 0.8%, compared to 4Q20 due primarily to prepayment activity 6 Loan Portfolio Mix 1 Includes commercial and industrial and owner-occupied commercial real estate balances 2 Percentages may not add up to 100% due to rounding 11% 10% 10% 10% 10% 16% 16% 11% 8% 7% 1% 2% 4% 4%2% 4% 11% 17% 17%22% 26% 24% 20% 21%38% 34% 34% 31% 31% 2% 2% 2% 4% 5% 9% 7% 6% 6% 5% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $3,058.7 2017 2018 2019 2020 1Q21 Commercial and Industrial Commercial Real Estate Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Residential Mortgage/HE/HELOCs Consumer Dollars in millions 1

Deposit Composition  Total deposits declined $53 million, or 1.6%, compared to 4Q20, and increased $39 million, or 1.2%, year-over-year  Money market and savings accounts increased by $54.9 million compared to 4Q20  CD and brokered deposit balances decreased $109.5 million compared to 4Q20  Cost of interest-bearing deposits declined 17 bps from 4Q20 to 1.12% 7 Total Non-Time Deposits - $1.7B as of 03/31/211 $100.7 3% $186.0 6% $51.3 2% $1,397.4 43% $1,482.2 46% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $276.9 16% $107.3 6% $701.1 40% $650.1 38% Commercial Public funds Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits Dollars in millions Total Deposits - $3.2B as of 3/31/21 Dollars in millions

Net Interest Income and Net Interest Margin  FTE net interest margin improved by 27 bps from 4Q20  Interest expense on deposits declined as: 1) higher cost CDs matured and were either replaced at lower rates or not renewed; and 2) full quarter’s impact of 4Q20 reductions in money market rates  Interest income on loans was relatively flat while the average balance of loans, including loans held-for-sale, was down $25.1 million, or 0.8%. 8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits NIM – GAAP and FTE1 4.11% 4.00% 3.88% 3.96% 4.07% 2.24% 1.94% 1.51% 1.29% 1.12% 1Q20 2Q20 3Q20 4Q20 1Q21 Yield on loans Cost of interest-bearing deposits $15.0 $14.4 $16.2 $18.9 $20.5 $16.6 $15.9 $17.7 $20.3 $21.9 1Q20 2Q20 3Q20 4Q20 1Q21 GAAP FTE 1.50% 1.37% 1.53% 1.78% 2.04% 1.65% 1.50% 1.67% 1.91% 2.18% 1Q20 2Q20 3Q20 4Q20 1Q21 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers  Linked quarter NIM improvement was primarily attributable to the continued impact of lower deposit costs, and higher loan yields, supplemented by increased prepayment fees – Interest-earning asset yields increased 14 bps from 4Q20 and are expected to remain relatively stable in the near-term  Ongoing opportunity to continue lowering deposit costs – $807 million of CDs with a weighted average cost of 1.58% mature in the next twelve months – replacement cost is currently in the range of 45 bps – Higher cost CD maturities partially offset by growth in lower cost money market accounts 9 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest Bearing-Deposits 2.16% 1.80% 1.42% 1.23% 1.17% 1.13% 1.07% 0.90% 1.10% 1.30% 1.50% 1.70% 1.90% 2.10% 2.30% Mar-20 Jun-20 Sep-20 Dec-20 Jan-21 Feb-21 Mar-21 1.91% 2.18% +14 bps +17 bps -1 bp -3 bps

Noninterest Income  Noninterest income of $8.4 million, compared to $12.7 million in 4Q20 and $6.2 million in 1Q20  Mortgage banking revenue of $5.8 million, compared to $8.0 million in 4Q20 and $3.7 million in 1Q20  Gain on sale of loans of $1.7 million, compared to $3.7 million in 4Q20 and $1.8 million in 1Q20 10 $6.2 $5.0 $12.5 $12.7 $8.4 1Q20 2Q20 3Q20 4Q20 1Q21 $5.8 $1.7 $0.2 $0.3 $0.4 Mortgage banking activities Gain on sale of loans Service charges and fees Net loan servicing revenue Other Dollars in millions Noninterest Income 1Q21 Dollars in millions Noninterest Income

Noninterest Expense

- Noninterest expense of $15.3 million, compared to $14.5 million in 4Q20 and $13.5 million in 1Q20
  - Increase in salaries and employee benefits from 4Q20 due mainly to higher medical claims experience and seasonal resets of employee benefits and payroll taxes
  - Higher marketing expense and seasonal increase in consulting and professional fees
  - Other expense included a $0.3 million contribution to support not-for-profit organizations and community-based initiatives
- Noninterest expense / average assets remains well below the industry average

Noninterest Expense

Dollars in millions



Core
OREO write-down
$13.5
$13.2
$16.4 1
$14.3
$14.5
$15.3
1Q20
2Q20
3Q20
4Q20
1Q21

Noninterest Expense / Average Assets



Core
OREO write-down
1.32%
1.22%
1.52% 1
1.33%
1.34%
1.49%
1Q20
2Q20
3Q20
4Q20
1Q21

1 Noninterest expense includes the $2.1 million write-down of other real estate owned; see Reconciliation of Non-GAAP Financial Measures in the Appendix

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Asset Quality  Asset quality metrics remain among the industry’s best, driven by a strong credit culture and lower-risk asset classes  Allowance for loan losses to total loans increased to 1.00% in 1Q21, or 1.02% excluding PPP loans  Quarterly provision for loan losses of $1.3 million, compared to $2.9 million in 4Q20 and $1.5 million in 1Q20  Linked quarter increase in nonperforming loans is due primarily to one C&I relationship  Net charge-offs to average loans remain low at 0.02%  Delinquencies 30 days or more past due of 0.23%, compared to 0.17% in 4Q20 and 0.32% in 1Q20 12 0.26% 0.27% 0.32% 0.33% 0.46% 1Q20 2Q20 3Q20 4Q20 1Q21 0.06% 0.12% 0.01% 0.04% 0.02% 1Q20 2Q20 3Q20 4Q20 1Q21 0.23% 0.24% 0.23% 0.24% 0.34% 1Q20 2Q20 3Q20 4Q20 1Q21 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NPLs / Total Loans NPAs / Total Assets Net Charge-Offs / Average Loans

Capital  Strong capital generation during the quarter resulted in the tangible common equity to tangible assets ratio increasing 43 bps to 8.12%  Tangible book value per share of $34.60, increasing 12.9% since 1Q20  Regulatory capital ratios remained strong at the Company and Bank levels 13 1 See Reconciliation of Non-GAAP Financial Measures 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.23% 9.13% Tangible common equity to tangible assets1 8.12% 9.03% Tier 1 leverage ratio 8.46% 9.37% Common equity tier 1 capital ratio 11.81% 13.08% Tier 1 capital ratio 11.81% 13.08% Total risk-based capital ratio 15.18% 14.11% $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $34.60 2014 2015 2016 2017 2018 2019 2020 1Q21 Tangible Book Value Per Share1 Regulatory Capital Ratios – March 31, 20212

Single Tenant Lease Financing  $941.3 million in balances as of March 31, 2021  Long term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 48%  Average loan size of $1.4 million 14 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies for performing loans 24% 22% 15% 10% 10% 7% 6% 2% 2% 2% Quick ServiceRestaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Medical Bank Branches Other 7% 6% 6% 5% 5% 4% 4% 4% 2% 2% 55% Red Lobster Wendy's ICWG Burger King Walgreens Bob Evans Dollar General CVS Caliber Collision Taco Bell Other 12% 24% 21% 38% 5%

4% 2% 5% 4% 20% 6% 6% 2%2%1%3% 46% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 32.0% 15.4% 10.4% 12.3% 5.9% 5.8% 4.6% 3.8% 2.8% 2.6%4.4% General Obligation Essential use equipment loans Utilities Revenue Lease rental revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Short term cash flow fin (BAN) - G.O. Sales tax, food and bev tax, hotel tax Public higher ed facilities - G.O. Municipally owned health care facilities Others 58% 7% 5% 5% 4% 3% 3% 3% 12% IN OK OH IA MO MI MS GA Other Public Finance  $637.6 million in balances as of March 31, 2021  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 15  Federal stimulus funds continue to provide relief from tax revenue declines and/or delays caused by the COVID-19 crisis  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

30% 11% 5%5%5% 4% 3% 37% CA TX NY AZ FL NJ WA Other 89% 7% 4% Dentists Veterinarians Other 79% 16% 3% 2% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $510.2 million in balances as of March 31, 2021  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans 16 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State  Average loan size of $616,000  No delinquencies within the portfolio

33% 14%12% 9% 8% 6% 18% Services Construction Real Estate and Rental and Leasing Retail Trade Manufacturing Wholesale Trade Other 51% 27% 6% 4% 3% 9% IN AZ IL OH FL Other 56% 35% 9% Owner Occupied CRE C&I - Term Loans C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $159.8 million in combined balances as of March 31, 2021  Current C&I LOC utilization of 24% Average loan sizes  C&I: $301,000  Owner-occupied CRE: $874,000 17 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry

21% 18% 16%10% 8% 7% 19% Services Accommodation and Food Services Health Care and Social Assistance Retail Trade Manufacturing Construction Other 30% 15% 12% 7%2% 1% 34% IN IL CA FL AZ OR Other Small Business Lending  $132.5 million in balances as of March 31, 2021  Current balance of $53.4 million outstanding under the Paycheck Protection Program – $23.2 million of PPP 3.0 originations during 1Q21 – $22.9 million of PPP 1.0 and 2.0 loans forgiven during 1Q21  SBA sales, credit and operations teams in place to support expanded loan production 18 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry $54.1 $59.6 $64.9 $74.5 $79.0 $103.9 $113.9 $131.5 $166.0 $179.6 $34.8 $11.6 $3.4 $158.0 $173.6 $231.2 $252.1 $262.0 1Q20 2Q20 3Q20 4Q20 1Q21 Retained Balance Servicing Portfolio Held For Sale

Residential Mortgage  $208.0 million in balances as of March 31, 2021 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Avg. loan size of $164,000 – Avg. credit score at orig. of 754 – Avg. LTV at origination of 65%  Strong historical credit performance 19 Concentration by State Concentration by Loan Type State Percentage Indiana 59% California 17% New York 4% Florida 2% Virginia 2% All other states 16% National Portfolio with Midwest Concentration 22% 2% 60% 7% 9% Loan Type Percentage Single Family Residential 74% SFR Construction to Permanent 17% Home Equity – LOC 8% Home Equity – Closed End 1%

22% 22% 19% 28% 9% Specialty Consumer  $270.2 million in balances as of March 31, 2021  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Avg. credit score at orig. of 778 – Avg. loan size of $19,722  Strong historical credit performance 20 Concentration by State Concentration by Loan Type State Percentage Texas 15% California 12% Florida 6% North Carolina 4% Arizona 4% All other states 59% Geographically Diverse Portfolio Loan Type Percentage Trailers 53% Recreational Vehicles 34% Other consumer 13%

21 Appendix

Loan Portfolio Composition

Dollars in thousands	2018	2019	1Q20	2Q20	3Q20	4Q20	1Q21
Commercial loans							
Commercial and industrial	$ 107,405	$ 96,420	$ 95,227	$ 81,687	$ 77,116	$ 75,387	$ 71,835
Owner-occupied commercial real estate	77,569	86,726	87,956	86,897	89,095	89,785	87,930
Investor commercial real estate	5,391	12,567	13,421	13,286	13,084	13,902	14,832
Construction	39,916	60,274	64,581	77,591	92,154	110,385	123,483
Single tenant lease financing	919,440	995,879	972,275	980,292	960,505	950,172	941,322
Public finance	706,342	687,094	627,678	647,107	625,638	622,257	637,600
Healthcare finance	117,007	300,612	372,266	380,956	461,740	528,154	510,237
Small business lending	17,370	46,945	54,056	118,526	123,168	125,589	132,490
Total commercial loans	1,990,440	2,286,517	2,287,460	2,386,342	2,442,500	2,515,631	2,519,729
Consumer loans							
Residential mortgage	399,898	313,849	218,730	208,728	203,041	186,787	190,148
Home equity	28,735	24,306	23,855	22,640	22,169	19,857	17,949
Trailers	136,620	146,734	148,700	147,326	145,775	144,493	143,454
Recreational vehicles	91,912	102,702	103,868	102,088	96,910	94,405	92,221
Other consumer loans	51,239	45,873	44,037	42,218	39,765	36,794	34,534
Total consumer loans	708,404	633,464	539,190	523,000	507,660	482,336	478,306
Net def. loan fees, prem., disc. and other [1]	17,384	43,566	65,443	64,332	62,754	61,264	60,659
Total loans	**$ 2,716,228**	**$ 2,963,547**	**$ 2,892,093**	**$ 2,973,674**	**$ 3,012,914**	**$ 3,059,231**	**$ 3,058,694**

1 Includes carrying value adjustments of $41.6 million, $42.7 million, $44.3 million and $46.0 million related to terminated interest rate swaps associated with public finance loans as of March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively, and $44.6 million, $21.4 million and $5.0 million as of March 31, 2020, December 31, 2019 and December 31, 2018, respectively, related to interest rate swaps associated with public finance loans.

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Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	1Q20	2Q20	3Q20	4Q20	1Q21
Total equity - GAAP	$305,127	$307,711	$318,102	$330,944	$344,566
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$300,440	$303,024	$313,415	$326,257	$339,879
Total assets - GAAP	$4,168,146	$4,324,600	$4,333,624	$4,246,156	$4,188,570
Adjustments:					
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,163,459	$4,319,913	$4,328,937	$4,241,469	$4,183,883
Common shares outstanding	9,801,825	9,799,047	9,800,569	9,800,569	9,823,831
Book value per common share	$31.13	$31.40	$32.46	$33.77	$35.07
Effect of goodwill	(0.48)	(0.48)	(0.48)	(0.48)	(0.47)
Tangible book value per common share	$30.65	$30.92	$31.98	$33.29	$34.60
Total shareholders' equity to assets	7.32%	7.12%	7.34%	7.79%	8.23%
Effect of goodwill	(0.10%)	(0.11%)	(0.10%)	(0.10%)	(0.11%)
Tangible common equity to tangible assets	7.22%	7.01%	7.24%	7.69%	8.12%
Net interest income	$15,018	$14,426	$16,232	$18,865	$20,525
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,535	1,437	1,424	1,400	1,356
Net interest income - FTE	$16,553	$15,863	$17,656	$20,265	$21,881
Net interest margin	1.50%	1.37%	1.53%	1.78%	2.04%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.15%	0.13%	0.14%	0.13%	0.14%
Net interest margin - FTE	1.65%	1.50%	1.67%	1.91%	2.18%

1 Assuming a 21% tax rate

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Reconciliation of Non-GAAP Financial Measures 24 Dollars in thousands 1Q20 2Q20 3Q20 4Q20 1Q21 Allowance for loan losses $22,857 $24,465 $26,917 $29,484 $30,642 Loans $2,892,093 $2,973,674 $3,012,914 $3,059,231 $3,058,694 Adjustments: PPP loans - (58,948) (58,337) (50,554) (53,365) Loans, excluding PPP loans $2,892,093 $2,914,726 $2,954,577 $3,008,677 $3,005,329 Allowance for loan losses to loans 0.79% 0.82% 0.89% 0.96% 1.00% Effect of PPP loans 0.00% 0.02% 0.02% 0.02% 0.02% Allowance for loan losses to loans, excluding PPP loans 0.79% 0.84% 0.91% 0.98% 1.02% Noninterest expense $13,486 $13,244 $16,412 $14,513 $15,317 Adjustments: Write-down of other real estate owned - - 2,065 - - Adjusted noninterest expense $13,486 $13,244 $14,347 $14,513 $15,317 Noninterest expense/average assets 1.32% 1.22% 1.53% 1.34% 1.49% Effect of write-down of other real estate owned 0.00% 0.00% 0.19% 0.00% 0.00% Adjusted noninterest expense/average assets 1.32% 1.22% 1.34% 1.34% 1.49%

Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 1Q20 2Q20 3Q20 4Q20 1Q21 Income before income taxes - GAAP $6,282 $3,664 $9,806 $14,145 $12,307 Adjustments: Write-down of other real estate owned - - 2,065 - - Adjusted income before income taxes $6,282 $3,664 $11,871 $14,145 $12,307 Income tax provision (benefit) - GAAP 263$ (268)$ 1,395$ 3,055$ 1,857$ Adjustments: Write-down of other real estate owned - - 434 - - Adjusted income tax provision (benefit) 263$ (268)$ 1,829$ 3,055$ 1,857$ Net income - GAAP $6,019 $3,932 $8,411 $11,090 $10,450 Adjustments: Write-down of other real estate owned - - 1,631 - - Adjusted net income $6,019 $3,932 $10,042 $11,090 $10,450 Diluted average common shares outstanding 9,750,528 9,768,227 9,773,224 9,914,022 9,963,036 Diluted earnings per share - GAAP 0.62$ 0.40$ 0.86$ 1.12$ 1.05$ Adjustments: Effect of write-down of other real estate owned - - 0.17 - - Adjusted diluted earnings per share $0.62 $0.40 $1.03 $1.12 $1.05

Reconciliation of Non-GAAP Financial Measures 26 Dollars in thousands 1Q20 2Q20 3Q20 4Q20 1Q21 Return on average assets 0.59% 0.37% 0.78% 1.02% 1.02% Effect of write-down of other real estate owned 0.00% 0.00% 0.15% 0.00% 0.00% Adjusted return on average assets 0.59% 0.37% 0.93% 1.02% 1.02% Return on average shareholders' equity 7.78% 5.15% 10.67% 13.64% 12.67% Effect of write-down of other real estate owned 0.00% 0.00% 2.07% 0.00% 0.00% Adjusted return on average shareholders' equity 7.78% 5.15% 12.74% 13.64% 12.67% Return on average tangible common equity 7.90% 5.23% 10.83% 13.84% 12.79% Effect of write-down of other real estate owned 0.00% 0.00% 2.10% 0.00% 0.00% Adjusted return on average tangible common equity 7.90% 5.23% 12.93% 13.84% 12.79% Effective income tax rate 4.2% (7.3%) 14.2% 21.6% 15.1% Effect of write-down of other real estate owned 0.0% 0.0% 1.2% 0.0% 0.0% Adjusted effective income tax rate 4.2% (7.3%) 15.4% 21.6% 15.1%